Exhibit 99.1

Investor Relations Contacts:	Public Relations Contacts:
Kyle Ranson	MartinFlynn
Chief Executive Officer	InFocus Corporation
InFocus Corporation	(503) 685-8112
(503) 685-8576

Roger Rowe	Caitlin Fox
Chief Financial Officer	Edelman
InFocus Corporation	(503) 471-6826
(503) 685-8663

InFocus® Announces Settlement Agreement with Caxton Associates

WILSONVILLE, Ore., February 26, 2007 — InFocus® Corporation (NASDAQ: INFS) today announced that on February 23, 2007 it entered into a Settlement Agreement with Caxton Associates L.L.C. (“Caxton”), its largest shareholder.

Background

The Company announced on October 10, 2006 that it is engaged in an active process considering a variety of strategic options for the Company and that Banc of America Securities was engaged as advisors to the process.  As previously announced, the intention of this initiative is to increase shareholder value through the evaluation of multiple alternatives, including a possible sale of the Company.

In a series of filings with the Securities and Exchange Commission which began shortly after the Company’s October 10th announcement, Caxton has expressed their view that the intrinsic value of the Company, and the amount a strategic or financial buyer would pay to acquire the Company, is greater than its current market value.  Further, Caxton has indicated in the filings that they intend to call a special meeting of the Company’s shareholders to seek to replace a majority of the current members of the Company’s Board of Directors.

Settlement Agreement

Under the Settlement Agreement, Caxton has agreed to abandon their plans to call a special meeting of the Company’s shareholders.  In exchange, the Company has agreed to allow Caxton to name up to two designees to the Board of Directors if the Company has not publicly announced a definitive agreement for a sale, merger, or other business combination by April 13, 2007.  Nothing in the Settlement Agreement prevents Caxton from taking further action to increase Board of Directors representation at the 2007 Annual Meeting and the Company agreed to hold the 2007 Annual Meeting no later than July 31, 2007 or, under certain conditions, August 31, 2007.

“We believe the Settlement Agreement with Caxton is in the best interest of our shareholders,” said Kyle Ranson, president and chief executive officer.  “The Settlement Agreement gives us the best opportunity to complete the strategic alternatives process successfully and without the distraction of calling a special meeting of our shareholders”, Ranson concluded.

Forward-Looking Statements

This press release includes forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainties and several factors could cause actual results to differ materially from those in the forward-looking statements.  Investors are directed to the Company’s filings with the Securities and Exchange Commission, including the Company’s 2005 Form 10-K and 2006 Form 10-Q’s, which are available from the Company without charge, for a more complete description of the risks and uncertainties relating to forward-looking statements made by the Company as well as to other aspects of the Company’s business.  The forward-looking statements contained in this press release speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward looking statements to reflect events or circumstances after the date of this press release.

About InFocus Corporation

InFocus® Corporation (NASDAQ: INFS) is the industry pioneer and worldwide leader in the projection market today. Over twenty years of experience and engineering breakthroughs are at work here, constantly improving what you see in the marketplace, and delivering immersive audio visual impact in home entertainment, business and education environments. Being the inventor and leader is simply a great bonus of making the presentation of ideas, information, and entertainment a vivid, unforgettable experience, and we believe our product contributions set the standard for what a big picture experience should be like.

InFocus Corporation’s global headquarters are located in Wilsonville, Oregon, USA, with regional offices in Europe and Asia. For more information, visit the InFocus Corporation web site at www.infocus.com or contact the Company toll-free at 800.294.6400 (U.S. and Canada) or 503.685.8888 worldwide.

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InFocus, IN, Proxima, LiteShow, LP, ASK, ScreenPlay, Play Big, Work Big, Learn Big and The Big Picture are either registered trademarks or trademarks of InFocus Corporation in the U.S. and abroad.